1100 Cassatt Road
Berwyn, PA 19312
Phone: 610•651•5900
Fax: 610•993•2683
For Immediate Release
November 3, 2005
SUNCOM WIRELESS REPORTS THIRD-QUARTER 2005 RESULTS
Integration of Acquired Businesses Fully Completed
BERWYN, Pa., November 3 — SunCom Wireless Holdings, Inc (NYSE: TPC) today reported third quarter service revenue of $156.1 million, with average revenue per user (ARPU) of $54.60. Subscribers totaled 919,550 at quarter end. Adjusted EBITDA was $5.5 million, reflecting the costs of integrating former AT&T Wireless customers, while net cash provided by operations was $2.9 million for the quarter.
During the third quarter, the company completed the integration of the AT&T Wireless networks and the migration of customers to SunCom Wireless systems in the acquired markets in North Carolina and Puerto Rico. The company also finalized all handset migrations related to these customers.
The migration was necessary in order to transition these customers to SunCom’s systems and generally required customers to initiate a handset change out. A number of challenges associated with the migration of former AT&T Wireless subscribers impacted the Company’s third quarter operating results. The process required significant customer involvement, which resulted in higher than expected subscriber churn as well as higher retention costs to reduce subscriber deactivations.
“Now that we have fully completed the customer migrations and systems integration, 100 percent of SunCom customers are supported by SunCom networks and systems,” said SunCom CEO Michael Kalogris. “With the end of the migration process, I am confident that our current strategy will enable us to realize our full growth potential from the new markets.”
“As we worked through the migration process, we made a significant investment in building long-term relationships with our customers, which had a short-term, negative impact on our financial results,” added Kalogris. “Building and maintaining these relationships is our top priority and a critical part of our strategy to successfully grow our business.”
Recent Events:
Urban Comm Purchase Terminated — On August 16, the company terminated the agreement to purchase Urban Communicators. SunCom’s $5 million deposit plus interest was returned, and all matters related to this transaction have been settled.
Enterprise Subscriber Sale — On September 20, the company reached an agreement whereby Cingular acquired approximately 29,000 former AT&T Wireless enterprise customers that had not yet migrated to SunCom in exchange for a cash payment of $3.1 million.

Financial Highlights: (Refer to Schedule 1 for a reconciliation of non-GAAP financial measures)
•	Adjusted EBITDA in the third quarter was $5.5 million, compared to $64.5 million one year ago. Net cash provided by operating activities was $2.9 million in the third quarter, compared with net cash provided by operating activities of $58.7 million in the third quarter of 2004.

•	Third quarter total revenue of $214.5 million increased from $212.2 million a year earlier. Service revenue in the recent quarter declined to $156.1 million, representing a 6.2% decrease from $166.5 million in the second quarter of 2005. Roaming revenue was $34.3 million, compared with $44.0 million a year earlier, reflecting the lower rate and decreased minutes associated with the agreement with Cingular that took effect in the fourth quarter of 2004.

•	ARPU was $54.60, a decrease from $56.73 in the second quarter of 2005.

•	Subscribers at the end of the third quarter were 919,550, as compared with 899,862 a year ago.

•	Monthly churn in the third quarter was 3.8% compared with 3.2% in the second quarter 2005.

•	Cost per gross addition (CPGA) was $453 in the third quarter, compared with $415 a year earlier.

•	Capital Expenditures in the quarter were $34.9 million, bringing year-to-date capital spending to $78.2 million.

•	The company ended the third quarter with $434.2 million in cash and short-term investments.
SunCom Wireless, based in Berwyn, Pennsylvania, is licensed to provide digital wireless communications services in an area covering 14.3 million people in the Southeastern United States and 4.0 million people in Puerto Rico and the U.S. Virgin Islands.
For more information on SunCom Wireless and its products and services, visit the company’s website at www.suncom.com.
Statements in this press release regarding SunCom Wireless’s business that are not historical facts may be “forward-looking statements.” Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents SunCom Wireless files from time to time with the U.S. Securities and Exchange Commission.
Investor Contact:
Steve Somers, CFA
Director of Investor Relations
610-651-5900
ssomers@suncom.com
Media Contact:
David Chatham
Media Consultant
CapStrat
804-364-7334

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	December 31,	September 30,
	2004	2005
ASSETS:
Current assets:
Cash and cash equivalents	$10,509	$20,295
Short-term investments	492,600	413,950
Accounts receivable, net of allowance for doubtful accounts of $7,585 and $10,318, respectively	79,290	91,894
Accounts receivable — roaming partners	18,348	18,869
Inventory, net	18,216	19,387
Prepaid expenses	11,611	14,604
Other current assets	13,029	23,751

Total current assets	643,603	602,750

Long term assets:
Property and equipment, net	814,127	700,986
Intangible assets, net	984,052	913,628
Other long-term assets	5,180	4,535

Total assets	$2,446,962	$2,221,899

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$85,896	$93,066
Accrued liabilities	81,997	95,813
Current portion of long term debt	3,484	2,826
Other current liabilities	23,984	21,397

Total current liabilities	195,361	213,102

Long-term debt:
Capital lease obligations	269	1,029
Senior secured term loan	247,500	245,625
Senior notes	712,055	712,867

Total senior long-term debt	959,824	959,521

Subordinated notes	728,494	729,864

Total long-term debt	1,688,318	1,689,385

Deferred income taxes, net	136,937	144,750
Deferred revenue	659	1,394
Deferred gain on sale of property and equipment	19,099	51,966
Other long-term liabilities	2,013	2,237

Total liabilities	2,042,387	2,102,834

Commitments and contingencies	—	—
Non-controlling interest —variable interest entity	116	116

Stockholders’ equity
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2004 and September 30, 2005	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2004 and September 30, 2005	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 62,907,433 shares issued and 61,933,556 shares outstanding as of December 31, 2004 and 64,030,417 shares issued and 62,989,787 shares outstanding as of September 30, 2005	619	630
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2004 and September 30, 2005	79	79
Additional paid-in capital	613,600	615,038
Accumulated deficit	(193,638)	(486,957)
Common stock held in trust	(94)	(188)
Deferred compensation	(14,732)	(8,278)
Class A common stock held in treasury, at cost (973,877 and 1,040,630 shares, respectively)	(1,375)	(1,375)

Total stockholders’ equity	404,459	118,949

Total liabilities and stockholders’ equity	$2,446,962	$2,221,899

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Revenues:
Service	$150,272	$156,087	$453,394	$485,415
Roaming	43,971	34,287	116,127	81,096
Equipment	18,000	24,113	53,171	64,809

Total revenue	212,243	214,487	622,692	631,320

Expenses:
Cost of service (excluding the below amortization, excluding depreciation and asset disposal of $40,455 and $67,580 for the three months ended September 30, 2004 and 2005, respectively, and $113,876 and $162,623 for the nine months ended September 30, 2004 and 2005, respectively, and excluding non-cash compensation of $322 and $216 for the three months ended September 30, 2004 and 2005, respectively, and $1,948 and $626 for the nine months ended September 30, 2004 and 2005, respectively)	63,090	69,866	186,032	196,260
Cost of equipment	29,863	45,210	94,206	129,367
Selling, general and administrative (excluding depreciation and asset disposal of $2,999 and $2,492 for the three months ended September 30, 2004 and 2005, respectively, and $10,602 and $8,360 for the nine months ended September 30, 2004 and 2005, respectively, and excluding non-cash compensation of $4,602 and $1,192 for the three months ended September 30, 2004 and 2005, respectively, and $14,470 and $7,183 for the nine months ended September 30, 2004 and 2005, respectively)	54,834	93,886	177,998	261,042
Non-cash compensation	4,924	1,408	16,418	7,809
Depreciation and asset disposal	43,454	70,072	124,478	170,983
Amortization	3,489	14,288	7,091	46,860

Income (loss) from operations	12,589	(80,243)	16,469	(181,001)
Interest expense	(31,619)	(37,569)	(93,877)	(111,572)
Other expense	(52)	(166)	(52)	(314)
Interest and other income	348	4,102	919	10,976

Loss before taxes	(18,734)	(113,876)	(76,541)	(281,911)
Income tax provision	(3,478)	(3,403)	(10,335)	(11,408)

Net loss	(22,212)	(117,279)	(86,876)	(293,319)
Accretion of preferred stock	(3,717)	—	(10,881)	—

Net loss applicable to common stockholders	($25,929)	($117,279)	($97,757)	($293,319)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($0.38)	($1.73)	($1.45)	($4.32)

Weighted average common shares outstanding (Basic and Diluted)	67,627,768	68,199,099	67,220,278	67,964,496

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2004	2005

Cash flows from operating activities:
Net loss	($86,876)	($293,319)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of effects from acquisitions and divestitures:
Depreciation, asset disposal and amortization	131,569	217,843
Deferred income taxes	9,079	10,201
Accretion of interest	2,542	3,648
Bad debt expense	5,357	7,613
Non-cash compensation	16,418	7,809
Other non-operating losses	—	314

Change in operating assets and liabilities:
Accounts receivable	(8,287)	(2,802)
Inventory	5,734	(1,171)
Prepaid expenses and other current assets	(1,795)	(18,846)
Intangible and other assets	3,078	706
Accounts payable	(12,567)	16,665
Accrued payroll and liabilities	(5,630)	(491)
Deferred revenue	(436)	(1,949)
Accrued interest	15,867	15,465
Other liabilities	(1,662)	(568)

Net cash provided by (used in) operating activities	72,391	(38,882)

Cash flows from investing activities:
Purchase of available for sale securities	(264,300)	(1,429,350)
Proceeds from sale of available for sale securities	266,850	1,508,000
Proceeds from sale of property and equipment	558	47,858
Refund of FCC license deposit	—	5,000
Capital expenditures	(56,254)	(78,172)
Other	(1,746)	(1,116)

Net cash provided by (used in) investing activities	(54,892)	52,220

Cash flows from financing activities:
Payments under senior secured term loan	—	(1,875)
Change in bank overdraft	(12,516)	(752)
Principal payments under capital lease obligations	(1,162)	(897)
Other	(119)	(28)

Net cash used in financing activities	(13,797)	(3,552)

Net increase in cash and cash equivalents	3,702	9,786

Cash and cash equivalents, beginning of period	3,366	10,509

Cash and cash equivalents, end of period	$7,068	$20,295

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted EBITDA	2004	2005	2004	2005
		(Dollars in thousands)

Net cash provided by (used in) operating activities	$58,669	$2,895	$72,391	($38,882)
Change in operating assets and liabilities	(23,544)	(26,264)	5,698	(7,009)
Deferred income taxes	(3,053)	(2,577)	(9,079)	(10,201)
Interest expense	31,619	37,569	93,877	111,572
Accretion of interest	(875)	(1,472)	(2,542)	(3,648)
Interest and other income	(348)	(4,102)	(919)	(10,976)
Bad debt expense	(1,542)	(3,927)	(5,357)	(7,613)
Other expense	52	—	52	—
Income tax expense	3,478	3,403	10,335	11,408

Adjusted EBITDA	$64,456	$5,525	$164,456	$44,651
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our ongoing cash flows from operations) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Average revenue per user (ARPU)	2004	2005	2004	2005
	(Dollars in thousands, except ARPU)

Service revenue	$150,272	$156,087	$453,394	$485,415
Subscriber retention credits	675	2,363	2,886	3,708
Revenues not generated by wireless subscribers	—	(4,094)	—	(10,626)

Adjusted service revenue	$150,947	$154,356	$456,280	$478,497

Average subscribers	909,468	942,328	912,080	953,960
ARPU	$55.32	$54.60	$55.58	$55.73
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for the year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
CCPU and CPGA	2004	2005	2004	2005
	(Dollars in thousands, except CCPU and CPGA)

Cost of service	$63,090	$69,866	$186,032	$196,260
General and administrative expense	35,210	57,444	107,720	156,530
Total cost of equipment — transactions with existing subscribers	10,339	22,172	32,667	60,107

CCPU operating expenses	108,639	149,482	326,419	412,897

Selling expense (1)	19,624	36,442	70,278	104,512
Total cost of equipment — transactions with new subscribers (1)	19,524	23,038	61,539	69,260

CPGA operating expenses	39,148	59,480	131,817	173,772

Non-cash compensation	4,924	1,408	16,418	7,809
Depreciation and asset disposal	43,454	70,072	124,478	170,983

Amortization	3,489	14,288	7,091	46,860

Total operating expenses	199,654	294,730	606,223	812,321

CCPU operating expenses (from above)	108,639	149,482	326,419	412,897
Equipment revenue — transactions with existing subscribers	(5,393)	(6,347)	(14,989)	(16,430)

CCPU costs, net	$103,246	$143,135	$311,430	$396,467

Average subscribers	909,468	942,328	912,080	953,960
CCPU	$37.84	$50.63	$37.94	$46.18

CPGA operating expenses (from above)	$39,148	$59,480	$131,817	$173,772
Equipment revenue — transactions with new subscribers	(12,607)	(17,766)	(38,182)	(48,379)

CPGA costs, net	$26,541	41,714	$93,635	$125,393

Gross subscriber additions	63,948	92,068	223,758	280,370
CPGA	$415	$453	$418	$447
We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation and asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.
We believe CPGA is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SUBSCRIBERS BY GEOGRAPHICAL LOCATION

	December 31, 2004	September 30, 2005

Domestic subscribers	710,528	672,953
Puerto Rico subscribers	241,217	246,597

Total SunCom subscribers	951,745	919,550